Exhibit 10.16

https://fanyi.youdao.com/download

202304 版

Working capital loan contract

(Online version)

Contract No. :	XW100060301223081100003

Special reminder: Before signing this Contract, the Lender reminds the Borrower to read this Contract and all the attachments (if any) in full, clearly understand and be aware of its rights and obligations, and especially reminds the Borrower to pay attention to the clauses in this contract marked in boldface and underline that have a major interest in the rights and interests of the Borrower. Please be sure to read and understand them carefully. If there is any doubt about the contents of this Contract, Or if the Borrower is unable to accurately understand the relevant terms, the Borrower shall suspend the signing of the contract and consult through the customer service of Bank of Jiangsu or the customer manager. The customer service number is 95319.

If the Borrower accepts this Contract through channels designated by the Lender (including but not limited to Bank of Jiangsu mobile Banking, enterprise mobile banking, online banking and clients related to this business, etc., the same below) by electronic signature or by clicking “confirm” or “check” on the application page, it shall be deemed that the Borrower has known, understood and agreed to accept all terms and conditions hereof. And is willing to be bound by the terms and conditions hereof. This contract is concluded in the form of a data message and the Borrower fully acknowledges its validity.

Borrower:	Hangzhou Xinzi Optoelectronic Technology Co., LTD

Address:	No. 19 Feicui Road, Jinnan Street, Lin ‘an District, Hangzhou, Zhejiang, China

Tel:	15088630027

Lender:	Bank of Jiangsu Co., LTD. Hangzhou Branch

2. In accordance with relevant national laws and regulations, both parties have reached an agreement through consultation to enter into this contract and agree to abide by all terms and conditions hereof.

Article 1 Contents of the Loan

1. Amount of the loan: RMB One hundred and ninety two thousand nine hundred and sixty thousand Yuan (in words).

Ii. Term of the Loan: from August 11, 2023 to August 10, 2024.

Iii. Loan interest rate

The loan under this Contract is at a fixed interest rate of 4.5% per annum (i.e., according to this Contract)

The last published market quoted interest rate for loans with a maturity of over √ 1 year / 5 years on the day before signing (LPR) 3. 5500 % plus (plus/minus) 95. 0000 BP ( 1 BP is equal to 0. 01 percentage point) execution), the interest rate remains unchanged during the term of the contract.

The loan interest under this contract shall be calculated on the basis of the actual loan amount and the actual loan days from the date of issuance of the loan, and shall be calculated by simple interest on a daily basis, with the daily interest rate = annual interest rate /360, except for overdue compound interest.

Iv. The purpose of the loan is business turnover .

The Borrower shall use the loan strictly in accordance with the purpose agreed herein and shall not change the purpose of the loan or misappropriate the loan without the consent of the lender.

The Borrower undertakes that the borrowed funds shall not be used in any form for fixed assets, equity investment, fields and purposes that violate the credit policies of the State, for investment in stocks, bonds, futures, financial derivatives and asset management products, and shall not engage in illegal activities.

5. Ious for loans

The Loan note is the borrower’s loan voucher under this contract, which is an effective part of this contract and has the same legal effect as this Contract. If the Borrower’s loan amount, release date, maturity date, interest rate and other loan contents under this Contract are inconsistent with those recorded in the loan document, the record in the loan document shall prevail.

Article 2 Interest on the loan

1. Interest on the loan hereunder shall be settled monthly (month/quarter) on the 20th day of each month (month/quarter end month). If the last repayment date of the principal of the loan is not on the maturity date, the unpaid interest shall be cleared with the principal.

2. The Borrower shall pay the interest on each maturity date and the lender may deduct the interest directly from the Borrower’s account in Bank of Jiangsu.

Article 3 Penalty interest and compound interest

In the event that the loan under this Contract is overdue or not used for the purpose agreed herein, the lender shall have the right to charge an additional 50% penalty interest according to the loan interest under this Contract from the date of overdue. If the borrower fails to use the loan according to the purpose stipulated in the contract, the lender shall have the right to charge a penalty interest of an additional 100% according to the interest rate of the loan under the contract from the date of misappropriation.

The interest (including penalty interest) paid late by the borrower shall be charged compound interest at the contract interest rate, and the penalty interest rate shall be charged compound interest after the loan is overdue.

Article 4 Conditions for withdrawal

1. The Borrower may withdraw funds only after the Contract becomes effective and the following conditions are met (except for those waived by the Lender):

1. The Borrower has opened RMB and/or foreign exchange accounts with the Lender or any of its branches;

2. The Borrower has provided the Lender with legal documents proving the legality of the Borrower, including but not limited to the latest and valid business license, approval certificate, joint venture or cooperation contract, articles of association, etc.;

3. The Borrower has submitted to the lender the Application for Withdrawal and the Letter ofAuthorization for Payment;

4. The guarantee contract related to the loan has come into force and legal and effective guarantee procedures have been completed, and the guarantor has not defaulted under the guarantee contract during the term of the Contract;

5. All procedures related to this Contract and required by the lender, including but not limited to approval, registration, filing, insurance, public certificate, witness, etc., have been completed;

6. The Borrower has provided the Lender with a capital verification report proving that the registered capital of the Borrower has been invested;

7. In accordance with the provisions of the Borrower’s internal authorization system, the Borrower has provided the Lender with the resolution and authorization letter of the board of Directors of the Borrower and/or the shareholders’ (general) meeting and other competent departments of the Borrower approving the loan hereunder;

8. The Borrower has provided the Lender with supporting materials regarding the purpose of the loan hereunder;

9. The Borrower has provided the Lender with the loan promissory note bearing the valid seal of the Borrower;

10. Where the Lender deems it necessary, the Borrower shall provide a loan contract, a security contract, such as a guarantee contract, or collateral.

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A pledge contract shall be notarized with the effect of compulsory execution;

11. The Borrower and/or guarantor have paid all the fees (if any) payable under this Contract;

12. The Borrower has not defaulted under this Contract and other contracts entered into with the Lender, other branches of Bank of Jiangsu Co., LTD., or other third parties.

Article 5 Withdrawal plan

After meeting all the prerequisites for withdrawal, the borrower may apply to the lender for withdrawal at one time or in installments. With the consent of the lender, the specific amount, term and interest rate of withdrawal shall be subject to the records in the loan instrument.

Article 6 Method of Payment

1. The loan under this Contract shall be paid in the following way:

1. Method of entrusted payment. The Lender shall, in accordance with the Borrower’s withdrawal application and payment authorization, pay the loan funds through the Borrower’s account to the Borrower’s transaction partner that meets the purpose agreed herein.

2. Independent payment method. After the Lender releases the loan funds to the Borrower’s account according to the Borrower’s withdrawal application, the Borrower shall independently pay the loan funds to the Borrower’s counterparty meeting the purpose agreed herein according to the plan determined at the time of application. The Borrower undertakes to submit to the Lender trade contracts, invoices, transfer vouchers and other materials related to the payment according to the requirements of the Lender at least within 30 days after the loan is disbursed.

2. The lender shall have the right to negotiate with the borrower the terms of payment of the supplementary loan under any of the following circumstances: If consultation fails, the lender shall have the right to stop payment of the loan funds or require the borrower to repay the loans already issued in advance:

1. Decline in credit standing;

2. The profitability of the main business is not strong, breaking the agreed financial indicators; Failure to pay the loan funds as agreed in the contract;

4. breach the contract and evade the entrusted payment by the lender by breaking the whole into pieces.

5. failing to abide by the commitments;

Other circumstances in which the contract is violated.

Article 7 Repayment

1. The source of repayment by the borrower shall include but not be limited to the operating income

_______________________________________.

Second, the borrower presses the 1 Ways to repay:

following

1. Pay interest on a monthly or quarterly basis, and repay the loan principal in one lump sum at maturity in accordance with the interest settlement rules stipulated in Article 2 of this Contract;

2. Pay the same amount of principal and interest on a monthly basis, that is, repay the principal and interest of the loan at a fixed amount every month except for the first and last two months, and repay the remaining principal and interest on the maturity date of the loan. The monthly repayment amount is calculated by the following formula:

Monthly repayment amount (except for the first/last two months) = loan principal x monthly interest rate x (1+ monthly interest rate) n ÷ [(1+ monthly interest rate) N -1], where n is the number of months borrowed and monthly interest rate = annual interest rate / 12.

3. Repay the same amount of principal each month, that is, repay the loan principal with a fixed amount each month except for the first/last two months, and repay the interest actually generated in the month, and return the remaining loan principal and interest on the maturity date of the loan. The formula for calculating the monthly repayment amount is as follows:

Monthly repayment amount (except the first/last two months) = loan principal ÷ loan months + (loan principal - accumulated principal amount returned) × monthly interest rate, where monthly interest rate = annual interest rate / 12.

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If the method of monthly principal and interest repayment is equal to the monthly principal, the borrower can inquire the actual amount of the principal and interest payable in each month through the business branches of Bank of Jiangsu and electronic channels (including but not limited to mobile banking and online banking).

4. Small and micro “Easy repayment” method:

a. Pay interest on a monthly basis and repay the principal by/(month/quarter/half a year). Repay the principal in RMB/yuan each period and pay off the remaining principal and interest in one lump sum when due.

b. Apportionment of repayment by/year. Calculate the monthly repayment amount based on the same amount of principal and interest/year, and pay off the remaining principal and interest in one lump sum when due. For example: the 3-year loan is paid in 5 years, that is, the loan principal is calculated in 5 years of “monthly principal and interest repayment”, and the remaining principal and interest are paid in a lump sum in the 36th month).

5. Other repayment methods:

/ .

Iii. Repayment date

1. If the repayment method in paragraph 1 of the preceding paragraph is adopted, the maturity date of the loan shall be the date of the last repayment, and the interest shall be clear with the principal.

2. If the repayment methods listed in item 2, 3 and 4 of the preceding paragraph are adopted, the first repayment date shall be × the first interest settlement date / ×20 / year/ month/day, and then the corresponding day of every month/month/month at the end of every quarter/month/month at the end of every half month shall be the repayment date; If there is no corresponding day, the repayment date shall be the last day of the month. The last repayment date shall be the maturity date of the loan.

If the said repayment date is a non-bank business day, it will be deferred to the next business day, and interest will be charged during the deferred period as agreed in this contract.

4. If the borrower needs to extend the term of the loan, it shall submit a written application to the lender 30 working days before the maturity of the loan, and extend the term after obtaining the consent of the lender.

5. The Borrower irrevocably authorizes the lender to deduct from any account opened by the Borrower at any branch of Bank of Jiangsu Co., Ltd. all the principal and interest of the loan due or due in advance and other related expenses. If the deducted amount is in foreign exchange, it shall be converted at the spot exchange buying price published by the lender on the date of deduction.

6. The Borrower shall obtain the consent of the Lender to repay part or all of the loan in advance, and the interest on the part of the loan in advance shall be calculated according to the principal amount of the loan in advance, the actual days of payment and the execution interest rate agreed in this Contract. Where the borrower repays the loan in advance, the accrued interest shall not be adjusted; After the loan is repaid in advance, the interest on the loan that has not yet been repaid shall still be calculated at the agreed execution rate.

Article 8 Declarations and warranties of the borrower

1. The principal qualification of the Borrower shall meet the requirements of relevant laws, regulations and normative documents;

2. The Borrower has been fully authorized to sign this Contract and other relevant documents, and has the ability to perform the obligations;

Iii. The signing and performance of this Contract and other relevant documents by the Borrower is or will not violate any laws, regulations and normative documents, nor will it conflict with other contracts, agreements or obligations assumed by the Borrower;

4. The Borrower does not currently have any outstanding litigation, arbitration or administrative penalty, or may, to the Borrower’s knowledge, file any litigation, arbitration or administrative penalty against its assets or earnings;

5. The Borrower shall cooperate with the Lender in loan payment management, post-loan management and related inspections;

6. The financial statements provided by the Borrower truthfully reflect the financial position of the borrower;

7. The application materials in this Contract and guarantee Contract and the relevant borrower, guarantor, mortgagor,

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The pledgor, pledge (pledge) and project information and other statements and warranties are true, complete, legal, effective and accurate, without any false, concealment, misleading statements or major omissions;

8. The Borrower understands and agrees that when the Lender needs to make adjustments in terms of funds, accounts and data due to system errors, page display errors, improper profit of the Borrower, etc., the Borrower agrees to authorize the Lender to make adjustments on its own and actively cooperate with it;

9. The Borrower understands and agrees that the Lender is not an Internet service provider, and that the relevant funds may not be immediately recorded in the Borrower’s account due to system transmission delay and other reasons, and the actual recording time shall be subject to the results recorded in the Lender’s system;

10. The Lender reserves the unilateral right to suspend or terminate the disbursement of the loan, adjust the loan limit (including but not limited to the total scale limit, single amount limit, daily amount limit and monthly amount limit) and the number of loans according to the borrower’s qualification, historical repayment situation, interest rate policy, market environment change, fund use and other factors, and the Borrower has no objection to this;

11. Unless there is reliable and determined evidence to the contrary, any legal documents submitted, confirmed or signed by the borrower in the form of electronic data, as well as documents, vouchers, records and other relevant materials generated, made or retained by the channels designated by the Lender (including but not limited to the term, amount, interest rate and repayment method of each loan), Shall constitute definitive evidence to effectively prove the relationship of rights and obligations between the parties hereto, and the Borrower has no objection to this.

Article 9 Rights and Obligations of the Borrower

1. Rights of the Borrower

1. The Borrower has the right to withdraw and use the loan as agreed herein;

2. Having obtained the lender’s written consent, it has the right to transfer the debts under this Contract to a third party.

Ii. Obligations of the Borrower

1. The lender shall truthfully provide the documents and materials required by the lender (including all bank account numbers, deposit and loan balances, the use of relevant loans, assets, production and business activities, internal management and other true information);

2. The bank shall provide the financial statements of the previous month before the 20th of each month, and shall provide the lender with financial statements (or audited financial statements) within 120 days after the end of each accounting year, and shall promptly provide the lender with changes and changes of its own;

3. It shall accept and cooperate with the lender’s investigation, supervision and inspection of its use of credit funds and related production, operation and financial activities;

4. To open the relevant settlement account with the lender;

5. Handle domestic and foreign settlement, settlement and sale of foreign exchange and other intermediate business with the Lender or any of its branches in accordance with the proportion not less than the total balance of the loans under this Contract and the loans borrowed by the Borrower from other financial institutions;

6. The loan shall be used in the purpose and manner stipulated in this Contract;

7. The principal, interest and other payables of the loan shall be repaid in full and on time as stipulated in this Contract;

8. In case of any change of the Borrower’s name, legal representative/person in charge, residence, registered capital and other basic information, the Borrower shall notify the lender in writing within 5 working days after the change of relevant matters;

9. The Borrower or the guarantor shall immediately notify the lender in writing when major adverse events occur or may occur that affect its solvency/guarantee ability;

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10. The Borrower shall immediately notify the lender in writing and obtain the lender’s written consent when contracting, leasing, change of property rights, transfer of assets, foreign investment, substantial increase in debt financing, merger, division, transfer of equity, application for suspension of business, application for dissolution or bankruptcy, reduction of registered capital or transfer of creditor’s rights and debts occurs. The Borrower shall, as required by the lender, implement the guarantee measures for repayment of the principal and interest of the loan hereunder and other related expenses;

11. The total amount of guarantee for the liabilities of a third party shall not exceed five times the net assets of the Borrower;

12. If the Borrower is a group customer, it shall make a written report to the lender within 10 days from the date of the occurrence of related party transactions whose value is more than 10% of the Borrower’s net assets. The contents of the report include but are not limited to the related relationship of the parties to the transaction, the transaction items and the nature of the transaction, the transaction amount or corresponding proportion, and the pricing basis (including transactions with no amount or only a nominal amount);

13. Insure the property related to the loan with the insurance company according to the requirements of the lender, and implement the relevant matters according to the requirements of the lender at the time of insurance;

14. If this contract is notarized by a notary office and rendered enforceable, the Borrower agrees to be enforced by the people’s court and waives the right of defense.

Article 10 Rights and obligations of the lender

1. Rights of the lender

1. The right to request the borrower to provide information and documents related to the loan under this Contract;

2. The right to require the Borrower to repay the principal and interest of the loan on schedule or in advance;

3. the right to understand the borrower’s basic situation, production and operation, financial situation, repayment plan, guarantor and collateral situation, and the right to extract or copy from accounting books, business records and other relevant materials;

4. Have the right to supervise the Borrower’s use of the loan in accordance with the purposes and methods agreed herein;

5. If the Borrower fails to perform its obligations under this Contract, the Lender shall have the right to change the method of payment of the loan, stop issuing the loan yet to be drawn by the Borrower and/or require the Borrower to repay the loan in advance or declare the loan to be due in advance in accordance with this Contract;

6. The Lender has the right to call back the loan in advance according to the Borrower’s withdrawal of funds;

7. Contract, lease, change of property right, transfer of assets, foreign investment or substantial increase occurred in the Borrower In the event of major events such as debt financing, merger, division, equity transfer, business suspension, application for dissolution or bankruptcy, reduction of registered capital, transfer of creditor’s rights and debts, merger, acquisition and reorganization, weakening of repayment ability of the borrower, or major events such as deterioration of guarantee ability of the guarantor that endanger the security of the creditor’s rights, The Lender shall have the right to require the Borrower to repay the principal and interest of the loan hereunder in advance and pay all other related expenses, or to require the Borrower to assign all debts hereunder to the assignee agreed by the Lender, or to require the Borrower to provide other security measures accepted by the lender;

8. Unless otherwise agreed by both parties, if the Borrower defaults on the principal, interest and charges of the loan at the same time, the Lender shall have the right to determine the sequence of repayment of the principal or interest or charges; In the case of installment repayment, if there are multiple loans due or overdue under this contract, the Lender has the right to determine the order of repayment of a certain repayment by the Borrower; Where there are multiple loan contracts that have expired between the borrower and the lender, the lender has the right to determine the order of the contract to be performed by the borrower for each repayment;

9. The lender’s system shall be suspended due to temporary maintenance, sudden failure, natural disasters, hacker attacks and other reasons

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When using such electronic channels, the Lender is not required to notify the borrower in advance, nor is it liable for any breach of contract or compensation. However, in the event of major periodic maintenance, upgrading or other predictable circumstances of the Lender’s system, the Lender may announce relevant matters through its official website (www.jsbchina.cn) or through channels designated by the Lender and shall be deemed to have notified the Borrower;

10. Exercise other rights prescribed by laws, regulations, normative documents and agreed herein.

2. Obligations of the lender

1. The Lender shall grant the loan to the Borrower on the terms and conditions stipulated herein;

2. The Lender shall keep confidential the financial status and production and operation of the Borrower, except as otherwise agreed in laws, regulations and regulatory documents.

Article 11 Breach of contract and treatment

1. During the term of this Contract, any of the following circumstances shall constitute a breach of Contract:

1. The Borrower breaches any of the representations and warranties hereunder;

2. The Borrower fails to fully perform any of its obligations under this Contract and other relevant documents, including but not limited to its failure to pay the principal, interest and other payables of the loan hereunder in full and on time;

3. The Borrower fails to change the purpose of the loan as agreed herein or without the consent of the Lender, misappropriates the loan or uses the loan to engage in money laundering, terrorist financing or any other illegal or irregular transactions;

4. the borrower voluntarily or forcibly suspends, liquidates, cancels, reorganizes, disbands or goes bankrupt;

5. The Borrower provides false materials or conceals material facts;

6. The Borrower breaches the financial indicators agreed herein;

The deterioration of the borrower’s financial condition may affect the security of the loan or the borrower intends to evade the bank’s claims;

8. The borrower’s loan project plan is cancelled or cannot be implemented;

9. The Borrower uses a false contract between it and a third party to extract funds or letters from the lender or other banks;

10. The Borrower commits or is suspected of engaging in illegal or irregular acts, involving or likely to involve lawsuits, arbitration cases or other legal disputes;

11. The Borrower violates other contracts entered into between the Borrower and the lender or other institutions of Bank of Jiangsu Co., Ltd. or third parties, or disputes arising from such contracts lead to or may lead to litigation or arbitration;

12. The controlling shareholder of the Borrower transfers its shares held by the Borrower, or the controlling shareholder, actual controller, legal representative or senior management of the Borrower has major events, including but not limited to the occurrence or suspected violation of laws and regulations, involving litigation, arbitration or administrative punishment, serious deterioration of financial status, declaration of bankruptcy or dissolution, inability to perform their duties, etc.;

13. The guarantor breaches the contract, Including, but not limited to, false information provided by Guarantor, breach by Guarantor of its agreement with Other contracts entered into by the Lender or other institutions of Bank of Jiangsu Co., Ltd. or third parties, or disputes arising out of such contracts resulting in litigation or arbitration, forced or voluntary closure of business, major difficulties in production and operation or material adverse changes in financial status, occurrence or suspected violations of laws and regulations, evasion of bank claims, merger and/ or acquisition and reorganization, and other factors that may weaken it Circumstances such as the ability to guarantee;

14. Other circumstances endangering or likely to endanger the security of the creditor’s claims.

2. In the event of a breach, the Lender shall have the right to adopt one or more of the following disposal methods according to the nature and extent of the breach:

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1. Require the Borrower to correct the breach within a time limit and take remedial measures;

2. Change the payment method of the loan not mentioned herein;

3. Require the Borrower to provide another guarantee approved by the Lender;

4. Stop the Borrower from continuing to withdraw money, cancel the undrawn loan limit, declare the loan to expire before the principal and interest withdrawal hereunder, and immediately withdraw the loan;

5. Require the guarantor to perform the guarantee responsibility or dispose of the collateral (pledge);

6. declare that all principal and interest under other loan contracts signed between the borrower and the lender and other branches of Bank of Jiangsu Co., Ltd. are due in advance, and immediately withdraw all loans;

7. Freeze part or all of the borrower’s deposits and have the right to deduct money from any account opened by the borrower at any branch of Bank of Jiangsu Co., Ltd. at all levels to repay the debt. If the amount deducted is foreign exchange, it shall be converted at the spot exchange buying price published by the lender on the date of deduction;

8. If this Contract is notarized by a notary office and granted enforceable effect, it may apply to the people’s court for enforceable effect;

9. Exercise other rights that can be exercised by laws, regulations, normative documents and this Contract.

Article 12 Fees

I. Expenses incurred in connection with this Contract, including but not limited to credit investigation, notarization, witness, registration, etc., shall be borne separately in accordance with laws, regulations and normative documents.

2. The Borrower shall bear the expenses required by the lender to collect the principal and interest of the loan due to the borrower’s failure to repay the principal and interest of the loan on time, including but not limited to notice fee, delivery fee, appraisal fee, attorney’s fee, litigation cost, travel expense, evaluation fee, auction fee, property preservation fee, enforcement fee, etc.

Article 13 Assignment of debts

1. The Borrower shall not assign any of its rights and obligations hereunder to any third party without the written consent of the Lender.

2. If the Borrower assigns its rights and obligations hereunder to a third party with the written consent of the Lender, the third party shall unconditionally comply with all provisions hereof.

Article 14 Modification, termination and exercise of Rights under the Contract

1. Unless otherwise agreed herein, the Contract shall be modified or terminated in writing upon mutual agreement of both parties;

2. During the term of the Contract, the Lender shall not prejudice, affect or limit all the rights of the Lender as a lender under the Contract and the relevant laws, regulations and normative documents if it forgives, forgives or postpons the exercise of the Lender’s rights in respect of any breach or delay of the Borrower. Nor shall it be deemed as the Lender’s approval or approval of any breach of this Contract, nor as a waiver of the Lender’s right to take action against any existing or future breach of this Contract.

Article 15 The Borrower agrees that the creditor’s rights under this contract shall be rendered enforceable upon notarization of the contract. If the Borrower fails to perform or fails to fully perform its obligations under the contract, the Lender may apply to the people’s court with jurisdiction for enforcement.

Article 16 Anti-money laundering clause

1. The Borrower undertakes that its application to the Lender for handling the business under this Contract is true and lawful and has not been involved

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And money laundering, terrorism or other illegal purposes, also does not violate any applicable laws, regulations and international treaties regarding economic sanctions, trade embargoes and trade controls, and voluntarily submit to anti-money laundering investigations, timely provide relevant information, to ensure the accuracy, authenticity and completeness of relevant information.

2. The Borrower undertakes that the sources of funds involved in the loan and repayment from the lender are legal and compliant, and that there is no existence or suspicion of any illegal activities such as money laundering, terrorist financing, tax evasion, fraud or other activities.

3. If the Lender finds or has reasonable grounds to suspect that the Borrower has or is suspected of any illegal activities such as money laundering, terrorist financing or tax evasion, the Lender may take necessary money laundering risk control measures including but not limited to suspending the utilization of the loan hereunder, declaring the loan to expire early, etc. The Lender shall be liable for the losses caused to the Lender by the risk control measures taken by the Lender and the Borrower’s violation of the anti-money laundering obligations stipulated in this Article.

Article 17 Inquiry and use of information

1. The Borrower irrevocably authorizes Bank of Jiangsu Co. , Ltd. to inquire and use all kinds of information related to the Borrower through, including but not limited to, state administrative organs, government departments, business management agencies, third-party data platforms, network media and other means from the date of signing this Contract to the date of termination of the business hereunder. The Borrower is aware of the possible legal consequences arising from the provision of the aforesaid non-public information.

2. When the Borrower hereby irrevocably undertakes to violate its obligations under this contract, the Lender may submit the information of the debtor’ s breach of trust to credit investigation agencies and banking associations, and authorize the relevant banking associations to share the information of the borrower’s breach of trust among banking financial institutions and even publicize it to the public through appropriate means.

3. If the Borrower fails to fulfill the repayment obligations in time and in full as agreed herein, the Lender shall have the right to entrust cooperative institutions, law firms and other legal and compliant third-party institutions to collect on behalf ofthe Borrower. The Borrower authorizes and agrees that the Lender shall collect, process, use and transfer the Borrower’s information within the scope of this contract for the purpose of debt collection and recovery. And share necessary information of the Borrower (such as identity information, contact information, performance information and performance ability judgment information, etc.) with such institutions.

4. The Borrower voluntarily accepts the joint measures taken by banking financial institutions such as the lender to reduce or stop credit granting, stop opening new settlement accounts, and stop issuing new credit cards of the legal representative, such as joint measures for breach of trust and disciplinary rights.

Article 18 Notice and service

1. The Borrower acknowledges that the mailing address, telephone number, fax number and E-mail address listed at the beginning of this Contract are the effective addresses for service to the Borrower.

2. A notice given to the Borrower shall be deemed to have been served if:

1. Electronic service (including SMS, email, fax, etc.) shall be deemed to have been served if the device of the sender shows that the delivery has been successful;

(2) personal service, the sender on the spot in the written documents or the return of service on the date of recorded information shall be deemed as the effective delivery date;

3. For service by post (including speedpost, ordinary mail, registered mail, etc.), the fifth calendar day after the date of delivery by the sender or the date on which the notice is actually delivered to the relevant address or the notice is returned (whichever is later) shall be deemed to have been served;

4. If the above methods are adopted at the same time, the one that reaches the other party first shall prevail.

3. The following persons shall be the signers of the lender’s notice, including: myself, relatives, property management personnel of the community and office building where the above-mentioned delivery address is located, doormen and security guards, applicable to the case where the borrower is a natural person;

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The unit, the shareholders of the unit, the staff of the unit, the property management personnel of the community and the office building where the above delivery address is located, the doorman, the security guard, etc., are applicable to the situation where the borrower is a legal person or an unincorporated organization.

Iv. The application scope of the above service address, service method and signatory: Including the delivery of various notices, letters, attachments, agreements and other documents during the performance of this Contract by the Borrower from the date of formation of the Contract to the date of completion of the performance of the debt, as well as relevant documents and legal documents in case of disputes arising under this Contract, Including the service of relevant documents and legal documents at various stages such as the first instance, second instance, retrial, execution procedure (including disposal of mortgaged property, etc. ) and special procedure after the dispute enters into notarization, arbitration and civil procedure.

5. In case of any change in the above service address, the Borrower shall notify the lender, the people’s court, the arbitration institution or the notary office in writing within 3 working days from the date of the change. Before receiving the written notice of change, the notice or document served by the lender, the people’s court, the arbitration institution or the notary office in accordance with the above service address shall be deemed to have been effectively served.

6. If the notice or document is not actually received by the Borrower due to incorrect service address provided or confirmed by the Borrower, failure to timely notify after the change of service address, refusal by the served party or the signatory to sign for receipt, etc. , the notice or document served in accordance with the above agreed manner shall also be deemed to have been effectively served and the risks arising therefrom shall be borne by the Borrower.

Vii. If the Borrower responds to the suit and submits the confirmation of service address directly to the arbitration institution/court after a dispute or dispute arising out of this Contract enters into arbitration/civil proceedings, and the confirmation address is inconsistent with the address confirmed in this Contract, The confirmed address of service submitted to the arbitration institution/court shall prevail (the mode of service agreed herein and the legal consequences thereof shall apply to such address).

Article 19 Application of law and dispute resolution

The conclusion, validity, interpretation, performance and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract only, excluding the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan region of the People’s Republic of China). In case of any dispute arising from the performance of the Contract, both parties may negotiate or mediate. If negotiation or mediation fails, the dispute shall be settled in the manner prescribed in item A below:

A. file A lawsuit with the people’s court of the place where the lender is located;

B. Apply to the arbitration commission for arbitration;

C. File a lawsuit with the people’s court at the place where the contract is signed.

Article 20 Other matters agreed upon by both parties

1. The loan under this Contract is numbered /

________________________________________the

This contract is the valid annex to the specific credit under the credit line of the Maximum Comprehensive Credit Contract.

2. The interest and expenses other than the principal under this contract shall be tax inclusive.

3. If the Lender is required to entrust other institutions of Bank of Jiangsu to perform its rights and obligations under this Contract due to business needs, the Borrower agrees. Other institutions of Bank of Jiangsu authorized by the Lender shall have the right to exercise all rights hereunder, and shall have the right to file a lawsuit in court or submit the dispute to an arbitration institution for adjudication.

Iv. This Contract consists of the text of this Contract, attachments (if any), all information filled in by the Borrower in the loan application, rules displayed on the loan application interface and other page information related to this loan, and each component is legally binding on both parties hereto. The Lender shall not be liable for the rules and information published by other institutions in the name of the Lender without the consent of the Lender.

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V.	/

.

Vi. Matters not covered herein shall be interpreted or handled in accordance with laws, regulations, normative documents and relevant provisions of state authorities.

Article 21 The Contract takes effect and terminates

1. The Borrower agrees to sign this Contract in the form of data messages and shall not refuse to perform its obligations under this Contract on this basis. This Contract shall come into force on the date of signing by the Borrower. Without the consent of the Lender, the Borrower shall not deny the creditor and debtor relationship hereunder or withdraw or cancel this Contract in any way.

2. This Contract shall terminate on the date when all principal, interest and related expenses are paid off.

(The following is the signing place without text)

Borrower:	Hangzhou Xinzi Optoelectronic Technology Co. , LTD.

Date of Execution:	August 11, 2023

Place of execution: /

Note: This contract contains the customer’s digital identity information, which is signed online by the customer and generated automatically.

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